Exhibit 10.2

EXECUTION VERSION

Promissory Note

$130,000,000.00	September 28, 2018

For value received, PHI, Inc., a Louisiana corporation (“Borrower”), promises to pay to the order of Thirty Two, L.L.C., a Nevada limited liability company (“Lender”), at its address of 4655 Sweetwater, Suite 300, Sugarland, Texas 77479, a term loan in the principal amount of ONE HUNDRED THIRTY MILLION AND NO/100 DOLLARS ($130,000,000.00) together with interest thereon in accordance with the terms set forth in this Promissory Note (this “Note”).

The terms and conditions of that certain Loan Agreement dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), by and among Borrower, PHI Air Medical, L.L.C., and PHI Tech Services, Inc., as Subsidiary Guarantors, and Lender are incorporated herein by reference and are a part of the terms and conditions of this Note. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Loan Agreement.

REPAYMENT: The principal amount shall be due at maturity, with all accrued but unpaid interest, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, with the first interest payment being due on December 31, 2018, and the final payment of all principal and accrued but unpaid interest due on September 28, 2020.

INTEREST: Interest shall accrue on the outstanding principal amount at the rate per annum equal to six percent (6%) in accordance with the terms of the Loan Agreement. All interest shall be computed on the basis of the actual number of days elapsed over a 360-day year comprised of twelve 30-day months.

DEFAULT RATE: After maturity, whether that maturity results from acceleration or otherwise, and after the declaration of a Default, interest shall, to the extent permitted by law, accrue at the Default Rate. Additionally, upon the occurrence of any Event of Default (and from and after the date of such occurrence) and following the declaration of a Default, interest shall, to the extent permitted by law, accrue at the Default Rate. The “Default Rate” shall be two percent (2%) per annum in excess of the interest rate otherwise payable under this Note and in no event more than allowed by applicable law.

Borrower and each Subsidiary Guarantor waive presentment for payment, demand, notice of dishonor, protest, pleas of discussion and division and are bound jointly, severally and solidarily for the full and timely payment of this Note in accordance with its terms.

If the proceeds of any collateral for this Note are insufficient to pay this Note in full, Borrower shall remain fully obligated for any deficiency. Borrower and each Subsidiary Guarantor releases Lender from any obligation to collect any proceeds of or preserve any of Borrower’s and each Subsidiary Guarantor’s rights, including, without limitation, rights against prior parties, in any collateral in which Lender possesses a security interest. Any responsibility of Lender with respect to any collateral in which Lender possesses a security interest, whether arising contractually or as a matter of law, is hereby expressly waived.

If any of the following events shall occur (each such event being referred to herein as an “Event of Default”): (a) the non-payment of any principal on this Note on the date when due; (b) the non-payment of any interest on this Note on the date when due for a period of fifteen (15) days after Lender has mailed written notice of such to Borrower; (c) the occurrence and continuance of any Default as defined in the Loan Agreement; or (d) any discontinuance or termination of any guaranty of all or any portion of this Note by any Subsidiary Guarantor; then, at the option of Lender, the full amount of this Note and all other obligations and liabilities, direct or contingent, of Obligor to Lender shall be immediately due and payable without notice or demand except as required under the Loan Agreement.

Without releasing or affecting any of its rights, Lender may, one or more times, in its sole discretion, without notice to or the consent of any third party or Subsidiary Guarantor, take any one or more of the following actions: (a) release, renew or modify the obligations of Borrower or any Subsidiary Guarantor; (b) release, exchange, modify, or surrender in whole or in part Lender’s rights with respect to any collateral for this Note; (c) modify or alter the term, interest rate or due date of any payment of this Note; or (d) grant any postponements, compromises, indulgences, waivers, surrenders or discharges or modify the terms of its agreements with Borrower or any Subsidiary Guarantor.

Borrower may prepay any principal on this Note in whole or in part and any prepayments made on this Note shall be applied to the principal payment(s) due on this Note in the inverse order of their maturity. Each advance under this Note and each payment on this Note shall be evidenced by entries in Lender’s internal records, which shall be prima facie evidence of (a) the amount of principal and interest owing on this Note from time to time; (b) the amount of each advance made to Borrower under this Note; and (c) the amount of each principal and/or interest payment received by Lender on this Note. The failure of Lender to make an accurate entry of advances and payments shall not limit or otherwise affect the obligation of Borrower to repay funds actually advanced by Lender hereunder. Borrower agrees to pay the reasonable fees and costs of any attorney-at-law employed by Lender to recover sums owed or to protect Lender’s interests with regard to this Note. Borrower further agrees to pay any and all charges, fees, costs and/or taxes levied or assessed against Lender in connection with this Note or against any collateral provided for this Note. If any payment on this Note is eleven (11) days or more late, Borrower agrees to pay to the Lender, in addition to the amount otherwise due hereunder, a delinquency charge of 5.00% of the unpaid amount of such payment, or $15.00, whichever is greater. Late charges will not be assessed following declaration of default and acceleration of maturity of this Note. In the event that any payment under this Note by check or preauthorized charge is later dishonored or returned to Lender unpaid due to nonsufficient funds, Borrower agrees to pay Lender an additional NSF check charge equal to $15.00.

The provisions of this Note may not be waived or modified except in writing, signed by Lender and Borrower. No failure or delay of Lender in exercising its rights shall be construed as a waiver. If any provision of this Note shall be held to be legally invalid or unenforceable by any court of competent jurisdiction, all remaining provisions of this Note shall remain in full force and effect. This Note shall be governed by the internal laws of the State of Louisiana.

THIS NOTE, THE LOAN AGREEMENT AND ALL OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF BORROWER AND LENDER AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY ANY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR A SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF BORROWER AND LENDER. THERE ARE NO ORAL AGREEMENTS BETWEEN THE BORROWER AND LENDER. IN THE EVENT OF ACTUAL CONFLICT IN THE TERMS AND PROVISIONS OF THIS NOTE AND THE LOAN AGREEMENT, THE TERMS AND PROVISIONS OF THE LOAN AGREEMENT WILL CONTROL.

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BORROWER: PHI, INC.

By:	/s/ Trudy P. McConnaughhay

Name:	Trudy P. McConnaughhay
Title:	Chief Financial Officer, Treasurer and Secretary

Signature Page to Promissory Note